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Exhibit 99.1

EACO Corporation
                                                  EACO Corporation
                                            2113 Florida Boulevard
                                      Neptune Beach, Florida 32266
                                                    (904) 241-9798
                                               Fax: (904) 241-9936

Contact:                                FOR IMMEDIATE RELEASE
          Edward B. Alexander
          President
          (904) 241-9798                       March 7, 2006

                      EACO CORPORATION REPORTS
              FOURTH QUARTER AND FISCAL YEAR 2005 RESULTS

NEPTUNE BEACH, FLORIDA - EACO Corporation (OTCBB:EACO), today reported operating results for the fourth quarter and year ended
December 28, 2005.

For the year ended December 28, 2005, net income was $9,353,700 ($1.91 per share) compared to a net loss of $2,031,600 ($0.53 per share) for the same period in 2004. As previously announced, the Company recognized a gain of $10,035,200 (net of income tax) during 2005 on the sale of all of its operating restaurants in 2005. Net loss for the fourth quarter was $814,900 ($0.21 per share) compared to a net loss of $589,900 ($0.15 per share) for the same period in 2004.

Loss from continuing operations (net of income tax) for the fourth quarter was $232,000 ($0.06 per share) compared to $330,200 ($0.08 per share) in 2004. Loss from continuing operations for the year ended December 28, 2005 was $596,400 ($0.12 per share) compared to a loss of $1,306,300 ($0.34 per share) in 2004.

Loss from discontinued operations, net of income tax was $582,900 ($0.15 per share) for the fourth quarter of 2005 compared to a loss of $259,700 ($0.07 per share) in 2004. Income from discontinued operations for the year ended December 28, 2005 was $9,950,100 ($2.03 per share) compared to a loss of $725,300 ($0.19 per share) in 2004.

Net losses in the fourth quarter included approximately $309,000 in workers' compensation expense resulting from an actuarial study of the Company's outstanding claims, as well as recognized losses of $294,000 recorded on securities investments during the quarter. Without the workers' compensation expense and recognized losses, the net loss in the fourth quarter would have been approximately $212,000 ($0.05 per share).

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As previously announced, at the time of the sale of its
restaurants, the Company had approximately $10 million in cash to redeploy. A portion of this redeployment was accomplished with of the purchase of the Sylmar, California property for $8.3 million, consisting of approximately $6.5 million in cash and $1.8 million in long-term debt. The Company continues to seek out other acquisitions or investments that it believes will enhance shareholder value.

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
EACO Corporation
Consolidated Results of Operations
                                          For The Quarters Ended    For The Year
Ended
                                         ---------------------------------------
---------------
                                         December 28, December 29,  December 28,
December 29,
                                              2005         2004           2005
2004
                                         ---------------------------------------
----------------
Revenues:
  Rental income                              $104,100      $32,800     $216,400
$131,100
                                           ----------  -----------  -----------
-----------
Total revenues                                104,100       32,800      216,400
131,100
                                           ----------  -----------  -----------
-----------
Cost and expenses:
  Asset impairment charge                      31,000           --       31,000
--
  Depreciation and amortization                64,200       77,800      248,000
276,000
  General and administrative expenses         280,100      304,700    1,049,200
1,145,100
                                           ----------  -----------  -----------
-----------
Total costs and expenses                      375,300      382,500    1,328,200
1,421,100
                                           ----------  -----------  -----------
-----------
      Loss from operations                   (271,200)    (349,700)  (1,111,800)
(1,290,000)
Investment (loss) gain                       (294,000)      (1,900)    (235,900)
10,500
Interest and other income                     227,800       57,300      530,200
119,400
Interest expense                              (34,800)     (35,900)    (139,300)
(146,200)
                                           ----------  -----------  -----------
-----------
      Loss from continuing operations
        before income taxes                  (372,200)    (330,200)    (956,800)
(1,306,300)
Income tax benefit                            140,200           --      360,400
--
                                           ----------  -----------  -----------
-----------
      Loss from continuing operations        (232,000)    (330,200)    (596,400)
(1,306,300)
                                           ----------  -----------  -----------
-----------
Discontinued operations:
  Loss on discontinued operations, net of
    income tax                               (582,900)    (259,700)     (85,100)
(725,300)
  Gain on sale of discontinued operations,
    net of income tax                              --           --   10,035,200
--
                                           ----------  -----------  -----------
-----------
  Income (loss) from discontinued operations (582,900)    (259,700)   9,950,100
(725,300)
                                           ----------  -----------  -----------
-----------
     Net income (loss)                       (814,900)    (589,900)   9,353,700
(2,031,600)
Cumulative preferred stock dividend           (19,100)      (6,300)     (76,500)
(6,300)
                                           ----------  -----------  -----------
-----------
  Net income (loss) available
    (attributable) to common shareholders   ($834,000)   ($596,200)  $9,277,200
($2,037,900)
                                           ==========  ===========  ===========
==========
Basic income (loss) per share:
  Continuing operations                        ($0.06)      ($0.08)      ($0.15)
($0.34)
  Discontinued operations                       (0.15)       (0.07)        2.55
(0.19)
                                           ----------  -----------  -----------
-----------
Net income (loss)                              ($0.21)      ($0.15)       $2.40
($0.53)
                                           ==========  ===========  ===========
===========
Basic weighted average common
    shares outstanding                      3,906,800    3,881,500    3,889,900
3,790,000
                                           ==========  ===========  ===========
===========
Diluted income (loss) per share
  Continuing operations                        ($0.06)      ($0.08)      ($0.12)
($0.34)
  Discontinued operations                       (0.15)       (0.07)        2.03
(0.19)
                                           ----------  -----------  -----------
-----------
Net income (loss)                              ($0.21)      ($0.15)       $1.91
($0.53)
                                           ==========  ===========  ===========
===========
Diluted weighted average common
    shares outstanding                      3,906,800(A) 3,881,500(A) 4,906,700
3,790,000(A)
                                           ==========  ===========  ===========
===========
(A) Does not include impact of Preferred Stock convertible into Common Shares because of
their anti-dilutive effect.
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